UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

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PC UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-52804	65-0620172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

504 NW 77th Street, Boca Raton, Florida 33487

(Address of Principal Executive Office) (Zip Code)

(561) 953-0390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by PC Universe, Inc. (the “Company”) with the Securities and Exchange Commission on March 26, 2008, the Company determined that it was out of compliance with the financial covenants contained in its Addendum to the Agreement for Wholesale Financing - Flexible Payment Plan dated November 1, 2007 (the “Financing Agreement”) by and between the Company and IBM Credit, LLC (“IBM”) and subsequently received a notice of default from IBM.

On August 29, 2008, the Company and IBM entered into a Forbearance Agreement and Notice of Continuing Default (“Forbearance Agreement”). Under the Forbearance Agreement, IBM has agreed to forbear from exercising certain remedies available under the Financing Agreement for events of default provided that the Company comply with the terms and conditions as set forth in the Forbearance Agreement. Specifically, the Forbearance Agreement provides that:

(i)

the Company reimburse IBM for all collection costs and expenses, including out of pocket costs and attorneys fees for periods prior to August 30, 2008 which will not exceed $4,000;

(ii)

the Company will, at all times, maintain a minimum credit line availability of at least $65,000;

(iii)

the Company will immediately deposit all payments received from a certain customer account in a lockbox under the control of IBM;

(iv)

on or before the close of business on Friday, September 5, 2008, all inventory of the Company will be removed from its premises and delivered to a storage facility for storage except such items of inventory which are to be returned for credit on a basis approved by IBM. Items in storage may be released for shipment to the customers of the Company upon such terms and conditions as may be approved by IBM in its own discretion;

(v)

the Company will provide such financial and business information as IBM may request, including information regarding working capital advances, and discuss developments affecting the financial accommodations provided by IBM as IBM may request;

(vi)

no additional defaults or “Events of Default” (as that term is defined in the Financing Agreement) will occur, other than the existing Events of Default referred to in the Forbearance Agreement, as well as no representation or warranty made by the Company in the Forbearance Agreement or the Financing Agreement, will prove to have been in error, or untrue; and

(vii)

there will occur no further deterioration of the Company’s financial position, insolvency or any other event that could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets or financial condition of the Company or on value of the collateral granted to IBM in connection with the Financing Agreement.

The Company’s failure to comply with any of the foregoing covenants within the time frames set forth above will constitute an immediate Event of Default under the Financing Agreement and a default under the Forbearance Agreement. In addition, the Forbearance Agreement further provides that effective August 29, 2008, the credit line under the Financing Agreement is reduced to $950,000, and the credit line, the Forbearance Agreement and the Financing Agreement will each terminate on October 15, 2008. On such date, all of the Company’s obligations under the Financing Agreement will be immediately due and payable in their entirety, even if they are not yet due under their terms. As of September 2, 2008, the Company’s outstanding obligations under the Financing Agreement total $812,867.

IBM’s rights under the Financing Agreement and IBM’s security interest in the collateral will continue after termination of the Financing Agreement until all of the Company’s obligations to IBM are paid in full. Furthermore, in accordance with the Forbearance Agreement, IBM has the right, at its sole discretion, to declare all of the Company’s Outstanding Advances (as defined in the Financing Agreement) to be immediately due and payable and immediately terminate the Financing Agreement and the Forbearance Agreement. Except as specifically amended by the Forbearance Agreement, all of the provisions of the Financing Agreement remain unamended and in full force and effect.

The foregoing description of the Forbearance Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the copy of the Forbearance Agreement filed herewith as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement and Notice of Continuing Default by and between PC Universe, Inc. and IBM Credit, LLC, dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PC UNIVERSE, INC.
(Registrant)

By:	/s/ THOMAS M. LIVIA
Thomas M. Livia
President, Co-Chief Executive Officer and Acting Chief Financial Officer

Date: September 4, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Forbearance Agreement and Notice of Continuing Default by and between PC Universe, Inc. and IBM Credit, LLC, dated August 29, 2008.

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